UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - January 13, 2005

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2931852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 9.01 (c)	Financial Statements and Exhibits
99: Press Release of Peoples Financial Services Corp., dated January 13, 2005, regarding Dividend Declaration

EXHIBIT INDEX

Exhibit		Page Number in Manually Signed Original
99	Press Release of Peoples Financial Services Corp., dated January 13, 2005, regarding Dividend Declaration	4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.

	/s/	Debra E. Dissinger

Dated: January 13, 2005		By: Debra E. Dissinger
Executive Vice President

EXHIBIT 99

Peoples Financial Services Corp. Declares Dividend

A regular quarterly dividend of $0.19 (nineteen cents) per share was declared on January 7, 2005. The dividend will be paid February 15, 2005 to shareholders of record on January 28, 2005.

Peoples Financial Services Corp., Hallstead, Pennsylvania, is the parent company of Peoples National Bank, an independent community bank with eight community offices. The community office locations are: Hallstead, Hop Bottom, Susquehanna, and Montrose, in Susquehanna County, Pennsylvania; Nicholson, Tunkhannock, and Meshoppen, in Wyoming County, Pennsylvania; and Conklin, in Broome County, New York.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand for prices for the Company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments, and other risks and uncertainties including those detailed in the Company’s filings with the Securities and Exchange Commission.